Exhibit 10.32

Portfolio Management Agreement

This ASSET MANAGEMENT AGREEMENT (the “Agreement”), dated June 24, 2003 by and between Max Re Ltd., a company domiciled in Bermuda, (the “Company”) and Conning Asset Management Company, a Missouri Corporation (“Conning”).

WHEREAS, the Company is engaged in the business of providing insurance and reinsurance; and

WHEREAS, Conning has expertise and experience in providing portfolio management services and the Company wishes to engage Conning to provide such services as specified in this Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Company and Conning hereby agree as follows:

1.	APPOINTMENT. Effective July 1, 2003 (the “Effective Date”), the Company appoints Conning as the Company’s investment manager to invest and reinvest the Assets (as defined in Paragraph 2) of the Investment Account(s) (as defined in Paragraph 2) in accordance with the investment guidelines set forth in Schedule 1 (the “Investment Guidelines”). Without limiting the generality of the foregoing, the Company authorizes Conning to purchase, sell, exchange, convert, surrender for redemption, and otherwise trade securities (including swaps, options, futures contracts and other financial instruments) in the Company’s name and, in connection therewith, to sign any subscription agreements, stock and note purchase agreements, financial instruments, or other documents and vote any proxies on behalf of the Company and to issue instructions to the Custodians (as defined in Paragraph 3). The Investment Guidelines may be modified from time to time in accordance with Paragraph 16 (Amendment) of this Agreement; provided that, any such modification shall be effective no earlier than seven (7) days after the provision of notice of such modification by the Company in accordance with Paragraph 15 (Notices) of this Agreement.

2.	INVESTMENT ACCOUNT(S). The “Investment Accounts” shall mean one or more segregated accounts established by the Company with the Custodian(s) to hold all Assets that from time to time are placed in such account(s), including all changes in such account(s) that result from purchases, sales, and other transactions. “Assets” shall mean all cash, cash equivalents, securities, investments, and other property, as well as accretions of any sort, including dividends, interest, sinking fund payments, accrued income, stock splits, and realized capital appreciation. The Assets placed by the Company in the Investment Account(s) to be managed under this Agreement are listed on Exhibit A, as may be amended from time to time by the Company in accordance with the notice provisions herein. Assets placed in the Investment Account(s) by the Company that are not managed by Conning are separately identified on Schedule A (“Unmanaged Assets”). Conning will include these Unmanaged Assets in its periodic reports to the Company, but will exclude their value in calculating Conning’s fees. The Company may withdraw any or all of the Assets in the Investment Account(s) at any time, but the Company agrees to use its reasonable best effort to notify Conning within five (5) “Business Days” (as defined herein) of any additions to or withdrawals from the Investment Account(s). The term “Business Day” shall mean any day on which the national securities exchanges are open for business. The Company shall be responsible for all fees and other costs associated with the establishment and maintenance of the Investment Account(s).

3.	CUSTODY OF ASSETS. The Company will select and engage at the Company’s expense an independent bank, trust company or other person (each a “Custodian”) to serve as Custodian of each Investment Account. The Company shall provide Conning, in writing, the identity of each Custodian, any change in a Custodian and all other information regarding the Custodian(s) required for Conning to carry out its duties under this Agreement. The Company shall notify each Custodian of the appointment of Conning and of the authority of Conning to effect investments with respect to the Assets of the Investment Account(s). All transactions authorized by this Agreement shall be made by payment to or delivery by the Custodian(s). Conning shall not act as Custodian or at any time have actual possession of any Assets in the Investment Account(s). The Company authorizes Conning to enter into an agreement with each Custodian to use the Depository Trust Company’s Institutional Delivery System for trade confirmation and settlement.

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4.	DUTIES OF CONNING AND THE COMPANY.

a)	Conning shall manage the Investment Account(s) in accordance with the Investment Guidelines; provided, however, that Conning will not be responsible for giving the Company investment advice or taking any other action with respect to Unmanaged Assets.

b)	Conning shall execute and issue to brokers of its choice instructions or authorizations to purchase, sell, exchange, convert, surrender for redemption, or otherwise trade in and deal with Assets of the Investment Account(s). Conning may place brokerage with broker-dealers that provide services beneficial to the Investment Account(s) or to other accounts managed by Conning and whose commissions include a reasonable charge for such services. Conning shall confirm or cause to be confirmed in writing to the Company each security transaction executed for the Investment Account(s).

c)	The Company shall own, have custody of and maintain its general corporate accounts and records. At reasonable times and upon reasonable notice, the Company shall provide Conning, and shall cause each Custodian to provide Conning, with access to all books, records, accounts, facilities, and personnel necessary or appropriate for the performance of Conning’s obligations under this Agreement.

d)	At reasonable times and upon reasonable notice, Conning shall provide access to all books, records, accounts, facilities, and personnel that relate specifically to the performance of its obligations to the Company under this Agreement to the internal and independent auditors and regulators of the Company.

e)	The Company shall promptly notify Conning, in writing, of any change in the Investment Guidelines that is necessary for any reason, including but not limited to a change by the Company or in any applicable law or regulation.

f)	Within five (5) days following the end of each month, Conning shall send to the Company monthly written reports showing the identity, cost and current market value of the Assets in the Investment Account(s) and each transaction made for the Investment Account(s) during the period covered by the report.

g)	At the close of each Business Day, Conning shall provide to the Company an electronic trade blotter detailing the transaction that occurred during such Business Day, in a form reasonably agreed by the parties.

5.	FEES

a)	The Company shall pay Conning an annual fee, as provided in Schedule 3, on the Assets for which Conning is providing investment management (excluding Unmanaged Assets). The fees payable to Conning shall be calculated commencing the Effective Date based on the Average Monthly Market Value (as defined herein) of such Assets in the Investment Account(s) for each calendar quarter, as determined by Conning but subject to an audit by the Company. All fees will be payable quarterly in arrears within thirty (30) days after the date of Conning’s invoice. Any fee payable for less than a full calendar quarter shall be pro-rated. Upon any termination of this Agreement other than at the end of a calendar quarter, the fee shall be calculated as of the termination date.

b)

The “Average Monthly Market Value” of the Assets (excluding Unmanaged Assets) in the Investment Accounts shall be determined by adding together the market value of all such Assets (including cash or its equivalent) in the Investment Accounts as determined as of the last Business Day in the month which immediately precedes the first day of the calendar quarter for which the calculation is being made and as of the last Business Day of each month which is included in such calendar quarter, then dividing such sum by four (4). In computing the market value of any Assets

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in the Investment Account(s) for the purpose of this Agreement, each security listed on any national securities exchange shall be valued at the last sale price on the consolidated tape on the valuation date. Listed stocks that are not traded on such date and any unlisted stock regularly traded in the over-the-counter market shall be valued at the latest available bid price quotation furnished to Conning by such sources as it may reasonably deem appropriate. Fixed income securities, including those listed on a securities exchange, will be valued by an independent securities pricing service selected by Conning unless Conning, in its reasonable discretion, determines that another valuation is appropriate. Short-term money market instruments are valued at amortized cost. Any other security or asset shall be valued in a reasonable manner determined in good faith by Conning to reflect its fair market value.

c)	The Company shall only be responsible for out-of-pocket expenses that are approved in advance and in writing by the Company. Any such expenses paid by Conning shall be reimbursable by the Company and included in the quarterly or final invoice prepared by Conning and shall be payable within thirty (30) days after the date of such invoice.

d)	Except as specifically provided in this Agreement, neither Conning nor any of its officers, affiliates, or employees shall act as principal or receive any compensation from the Company in connection with the purchase or sale of investments for the Investment Account(s).

6.	REPRESENTATIONS, WARRANTIES, AND COVENANTS.

a)	The Company represents, warrants, and covenants to Conning that, as of the Effective Date:

i)	the appointment of Conning as the Company’s investment manager has been duly and properly authorized by the Company in accordance with its charter, by-laws and other applicable documents (“Corporate Documents”) and the Investment Guidelines are in compliance with such Corporate Documents and with all legal and regulatory restrictions applicable to the Company and the Investment Account(s);

ii)	this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and by general equity principles;

iii)	the Company has legal title to the Assets in the Investment Account(s) and no restrictions exist as to the ownership or transfer of such Assets unless specifically set forth in this Agreement;

iv)	the Company is, and will remain during the term of this Agreement, engaged primarily in the insurance and reinsurance business; and

v)	the Assets are not subject to regulation under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor do any Assets constitute “plan assets” as defined under ERISA.

The Company agrees to notify Conning in writing within five (5) days after the occurrence of an event making any of the above statements i-v no longer accurate.

b)	Conning represents, warrants, and covenants to the Company that:

i)	it is, and will remain during the term of this Agreement, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act’);

ii)	this Agreement constitutes a valid and binding obligation of Conning, enforceable against Conning in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and by general equity principles; and

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iii)	it currently has, and agrees that it will maintain, the skilled personnel, computer hardware and software, and other facilities necessary to prepare the reports and perform the services required by this Agreement.

7.	TERM AND TERMINATION.

a)	This Agreement shall commence as of the Effective Date as set forth in Paragraph 1 and shall continue in force until terminated by Conning or the Company upon no less than thirty (30) days prior written notice to the other party.

b)	In the event of termination of this Agreement, this Agreement, except for Paragraph 9 (Confidentiality), Paragraph 11 (Limitation of Liability), Paragraph 12 (Indemnification), Paragraph 13 (Arbitration), and this Paragraph 7 (Term and Termination), shall immediately become void and have no further force or effect. Paragraph 9 (Confidentiality) shall survive for a one year period following termination date. Termination of this Agreement will not affect the Company’s obligation to pay fees in accordance with Paragraph 5 (Fees) through the date of termination.

c)	Upon termination of this Agreement and upon specific written request, Conning shall within twenty (20) Business Days return to the Company all books and records of the Company, and all other information relating to the Investment Account(s) then in the possession of Conning, except for any software or other intellectual property that is proprietary to, or owned or licensed by, Conning or any of its affiliates, which shall remain the property of Conning.

8.	NON-EXCLUSIVITY; POTENTIAL CONFLICTS OF INTEREST.

a)	Conning and its officers and employees may act and continue to act as investment managers for others. As such, the Company understands that Conning will not devote its full time to the management of any one account. Nothing in this Agreement shall in any way be deemed to restrict Conning’s right to perform investment management or other services for any other person or entity, and the performance of any such services shall not be deemed to violate or give rise to any duty or obligation to the Company not specifically undertaken by Conning under this Agreement.

b)	The Company recognizes that there are certain inherent and potential conflicts of interest that may arise in Conning’s management of the Investment Account(s) and its investment advisory activities on behalf of other clients with the same or different investment objectives (some of which are affiliates of Conning), including the allocation of investment opportunities among accounts and the acquisition and disposition of a particular investment on behalf of different accounts.

9.	CONFIDENTIALITY. From time to time in the course of the performance of this Agreement, the Company and Conning will be providing each other with certain financial, strategic and other information. Except as required by law, regulation, stock exchange rule or legal process and except as otherwise permitted by this Agreement, all such information of a non-public nature that is obtained by one party pursuant to this Agreement shall be held in confidence by such party and may not be disclosed to any other person without the prior written consent of the other party.

10.

COMPANY DIRECTIONS AND INFORMATION. The names and specimen signatures of each individual who is authorized to give directions to Conning on the Company’s behalf under this Agreement are set forth on Exhibit B, as may be amended from time to time by the Company in accordance with the notice provisions herein. Directions received by Conning from the Company must be signed by at least one such person. If Conning receives directions from the Company that are not signed by a person that Conning reasonably

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believes is authorized to do so, Conning shall not be required to comply with such directions until it verifies that the directions are properly authorized by the Company. Conning shall be entitled to rely, without independent verification, on the accuracy and completeness of all information and directions signed or given by a person that Conning reasonably believes is authorized to give such information or directions on the Company’s behalf.

11.	LIMITATION OF LIABILITY.

a)	Conning shall be liable to and indemnify the Company to the extent any loss, liability, or damage results from Conning’s failure to exercise the degree of care, skill, prudence, and diligence that a prudent person acting in a like fiduciary capacity would use, or the bad faith of Conning, or the reckless disregard by Conning of its obligations and duties under this Agreement.

b)	Absent any fault on its part, as described in sub-paragraph (a), Conning shall not be liable for any loss, liability, or damage incurred by the Company as a result of any investment decision, recommendation, or other action taken or omitted in what Conning, in good faith, believes to be the proper performance of its duties under this Agreement. Conning does not guarantee the future performance of the Investment Accounts or any specific level of performance, the success of any investment decision or strategy that Conning may use, or the success of Conning’s overall management of the Assets. The Company understands that investment decisions made for the Investment Accounts by Conning are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. [Conning will manage only the securities, cash and other investments held in the Investment Accounts and in making investment decisions for the Investment Accounts, Conning will not consider any other securities, cash, or other investments owned by Client.]

Additionally, Conning shall not be liable for any liability, loss, or damage resulting from: (i) the willful misconduct, negligence, or bad faith of any independent representative, consultant, independent contractor, broker, agent, or other person who is selected, engaged or retained by Conning on behalf of the Company in connection with the performance of services under this Agreement, unless such person was selected, engaged, or retained by Conning in a negligent manner or in bad faith; (ii) any act or failure to act by any Custodian; (iii) any investment made by Conning consistent with the Investment Guidelines; or (iv) the reliance by Conning on information as provided in Paragraph 10 (Reliance on Information).

c)	The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Company may have under those laws.

12.	INDEMNIFICATION. In the event the Company seeks indemnification for a claim alleged by a person who is not a party to this Agreement (a “Third Party Claim”), the Company shall, as a condition to receiving any indemnification pursuant to Paragraph 11 (a), give prompt written notice of such Third Party Claim to Conning. Conning shall have the right to elect to investigate, negotiate, settle, and defend such third party claim and, if such election is made, the Company shall have the right, at its own expense, to participate in the defense of such Third Party Claim through counsel of its own choosing. Conning shall not be required to indemnify the Company with respect to any settlement of a Third Party Claim that Conning has not approved in writing in advance.

13.

ARBITRATION. In the event of any dispute, controversy or claim which relates to, arises out of, or is connected with this Agreement (including, without limitation, the creation, validity, interpretation, breach or termination of this Agreement), each party shall designate an officer whose task it will be to meet and in good faith resolve the matter amicably. Any such matter which has not been mutually resolved by the parties shall, on the written demand be either party to the other party, be determined and settled in Hartford, Connecticut by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award entered by the arbitrators shall be final and binding on both parties. Such

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award shall specify the factual and legal basis for the award, shall not include any multiple, punitive or exemplary damages, and shall remain confidential. The cost of the arbitration shall be borne equally by the Company and Conning; each party shall bear its own expenses (including counsel fees) incurred in connection with the arbitration.

14.	INDEPENDENT CONTRACTOR. The relation of Conning to the Company is, and shall remain during the term of this Agreement, that of an Independent Contractor. Conning and the Company are not partners or joint venturers with each other under this Agreement, and nothing in this Agreement shall be construed so as to make them partners or joint venturers, or to impose any liability as such on either of them.

15.	NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if (i) sent by overnight delivery by a nationally recognized air courier service, or (ii) mailed by registered or certified mail, return receipt requested, and if addressed to the respective address listed below:

A.	If to the Company, to:	Max Re Ltd.
Max Re House, 2 Front Street
Hamilton, BM HM KX

	Attention:	Keith S. Hynes
Executive Vice President & CFO

B.	If to Conning, to:	Conning Asset Management Company
City Place II, 185 Asylum Street
Hartford, CT 06103-4105

	Attention:	William M. Bourque
Vice President and General Counsel

All notices will be deemed effective upon receipt. Any party may change its address for the receipt of notices by providing notice, in the manner provided in this Paragraph 15, to each other party.

16.	AMENDMENT. No amendment to this Agreement will be effective unless in writing and signed by each of the parties and no waiver of compliance with any provision or condition, and no consent provided for in this Agreement, shall be effective unless in a writing duly executed by the party sought to be charged with such waiver or consent; provided, however, that the Company may amend Exhibits A and B by providing notice to Conning in accordance with paragraph 15 herein.

17.	ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Neither party hereto shall assign (as that term is defined under the Adviser’s Act) its rights or obligations under this Agreement without the prior written consent of the other party.

18.	GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law rules thereof.

19.	SEVERABILITY. In the event that any provision or condition in this Agreement shall be invalid, illegal, or unenforceable under applicable law of mandatory application, the validity, legality, and enforceability of that provision or condition in other instances and of the remaining provisions and conditions shall not in any way be affected thereby.

20.	HEADINGS. Section headings are for convenience of reference only and shall not affect the construction of this Agreement.

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21.	COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

22.	FORCE MAJEURE. Neither party shall be considered in default in the performance of its obligations under this Agreement, to the extent that the performance of any such obligation is prevented or delayed by a cause reasonably beyond its control, including, but not limited to, acts of God, acts of war or terrorism, fire or other casualty, explosion, power failure, labor dispute, or intervention by any governmental authority.

23.	PRIOR AGREEMENTS. This Agreement constitutes the entire understanding and Agreement, and supersedes any and all other proposals, understandings, and agreements between the Company and Conning with respect to the subject matter hereof.

24.	ACKNOWLEDGMENT OF DISCLOSURE. The Company acknowledges receipt of Conning’s Form ADV, Part II at least 48 hours prior to signing this Agreement. Nothing herein shall affect any rights or obligations of the parties under the Adviser’s Act or constitute a restriction or waiver of any rights under applicable federal or state securities laws.

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This Agreement contains a Binding Arbitration Provision which may be enforced by the Parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers effective as of the date first above written.

Max Re Ltd.

By	/s/ Keith S. Hynes
Name	Keith S. Hynes
Title	Executive Vice President and CFO

Conning Asset Management Company

By	/s/ Salvatore Correnti
Name	Salvatore Correnti
President and Chief Executive Officer

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